Investors & Analysts:
John D. Emerick, Jr.
Marcy K. Oelhafen
Fair Isaac Corporation
(800) 213-5542
investorrelations@fairisaac.com
Fair Isaac Repurchases $9 Million in Notes from Certain Holders of its 1.5%
Senior Convertible Notes Due 2023
MINNEAPOLIS—August 14, 2007—Fair Isaac Corporation (NYSE:FIC) today announced it has made a final repurchase of $9 million in aggregate principal amount of notes from certain holders of its $400 million 1.5% Senior Convertible Notes due August 15, 2023. Last week, Fair Isaac announced that it had received repurchase option exercise notices from certain of these noteholders in the aggregate principal amount of $129 million. These noteholders had until close of business on August 13, 2007 to rescind this repurchase option exercise notification. On August 13, 2007, noteholders in the aggregate principal amount of $120 million notified the company to rescind their repurchase option, leaving a final amount of $9 million to be repurchased by Fair Isaac.
Pursuant to the terms set forth in the applicable indenture, the settlement of the repurchase will occur on the later of August 15, 2007 or proper presentation of the note to DTC. The indenture provides for additional repurchase options that may require the company to repurchase the notes on August 15, 2008, August 15, 2013 or August 15, 2018, or upon a change of control, subject to compliance by the noteholders with the required exercise procedures in advance of those dates.
About Fair Isaac Corporation
Fair Isaac Corporation (NYSE:FIC) combines trusted advice, world-class analytics and innovative applications to help businesses make smarter decisions. Fair Isaac’s solutions and technologies for Enterprise Decision Management turn strategy into action and elevate business performance by giving organizations the power to automate more decisions, improve the quality of their decisions, and connect decisions across their business. Clients in 80 countries work with Fair Isaac to increase customer loyalty and profitability, cut fraud losses, manage credit risk, meet regulatory and competitive demands, and rapidly build market share. Fair Isaac also helps millions of individuals manage their credit health through the www.myFICO.com website. Learn more about Fair Isaac online at www.fairisaac.com.
Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to Fair Isaac or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company’s Enterprise Decision Management strategy, its ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other factors that could affect the Company’s business and financial results that are described more fully under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Fair Isaac’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2006, and its quarterly report on Form 10-Q for the period ended June 30, 2007, which are on file with the SEC and available at the SEC’s website at www.sec.gov. All information, including forward-looking statements, set forth in this press release is as of August 14, 2007. Fair Isaac does not intend, and disclaims any obligation to update this information, including the forward-looking statements, to reflect future events or circumstances. Fair Isaac, however, reserves the right to update such information including forward-looking statements or any portion thereof at any time for any reason.
Fair Isaac, FICO, myFICO, FICO 08, Falcon, Blaze Advisor, TRIAD, Strategy Machine, FICO Expansion score, and PreScore are trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries. Other company names contained in this release may be trademarks of their respective owners.